Exhibit 10

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our reports dated April 5, 2002, with respect to the statutory-basis financial statements of Keyport Benefit Life Insurance Company and April 19, 2002, with respect to the financial statements of Keyport Benefit Life Insurance Company-Variable Account A, included in this Registration Statement.

/s/ERNST & YOUNG LLP

Boston, Massachusetts

December 26, 2002

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form N-4 of KBL Variable Account A of our report dated February 15, 2002 accompanying the financial statements of Sun Life Insurance and Annuity Company of New York, appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 26, 2002